UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2013, Kite Realty Group, L.P. (the “Borrower”), Kite Realty Group Trust (the “Parent”), and KRG Parkside I, LLC and KRG Parkside II, LLC, subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a secured loan agreement (the “Agreement) with each of the financial institutions initially signatory thereto, The Huntington National Bank, as administrative agent (the “Agent”), and such lenders, including Administrative Agent, as may from time to time become a party to the Agreement (collectively, the “Lenders”), relating to a secured loan facility allowing for borrowings up to an aggregate amount of $87,225,000 (the “Facility).  Proceeds from the Facility will be used for the construction and development of Parkside Town Commons, a retail center located in Cary, North Carolina anticipated to consist of approximately 440,000 net rentable square feet (the “Project”).

The Parent and the Subsidiary Guarantors are guarantors of all indebtedness and obligations owing by the Borrower to any Lender or the Agent under the Facility, and the Facility is secured by the Borrower’s equity interests in each of the Subsidiary Guarantors and each of the Subsidiary Guarantor’s estate, right, title and interest in the Project.

The Facility has an initial maturity date of November 21, 2016 (the “Initial Maturity Date”).  The Borrower has the option to extend the maturity of the Facility for one additional period of 48 months to November 21, 2020 (the “Extension Term”), subject to certain terms and conditions including payment of an extension fee.

Subject to certain exceptions, borrowings under the Facility initially will bear interest at a rate of LIBOR plus 2.10%, reducing to LIBOR plus 1.95% upon meeting certain requirements, including lien-free construction completion.  Monthly interest-only debt service payments begin on December 1, 2013.  Following the Initial Maturity Date, during the Extension Term, if applicable, the Borrower will be required to make monthly payments of principal and interest.  The Facility may be prepaid in part or in full, at any time, and without penalty.  The Facility includes various restrictive covenants, including with respect to liens, indebtedness, investments, mergers, asset sales and maintenance of certain operating and financial covenants.

The Facility is also subject to customary default provisions that are usual for loans of this type.  Upon any bankruptcy default, all principal, accrued interest and any other obligations will automatically become immediately due and payable.  Upon any other default, at the request of the lenders, the Agent may declare any and all principal, accrued interest and any other obligations immediately due and payable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

November 29, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer